EXHIBIT 99



                   Viad Corp Announces Second Quarter Results;
             Income from Continuing Operations of $0.86 per Share;
          Viad Completes Repurchase of 1 Million Shares and Announces
           Its Intent to Repurchase Up to 1 Million Additional Shares


    PHOENIX--(BUSINESS WIRE)--July 28, 2006--Viad Corp (NYSE:VVI) today announced second quarter 2006 revenue of $237.4 million, segment operating income of $25.8 million, and income from continuing operations of $18.6 million, or $0.86 per diluted share. This compares to the company's prior guidance of $0.52 to $0.60 per diluted share and 2005 second quarter income from continuing operations of $0.50 per diluted share. Viad's 2006 second quarter results included favorable tax settlements of $3.2 million, or $0.15 per diluted share.
    Paul B. Dykstra, president and chief executive officer said, "We had a very good second quarter. Segment operating income increased
15.7 percent, reflecting improved results at all of our operating segments. Income from continuing operations increased 67.6 percent as a result of the segment operating income growth, increased interest income and favorable tax settlements."
    Viad's second quarter net income was $28.3 million, or $1.30 per diluted share, including income from discontinued operations of $9.7 million, or $0.44 per diluted share. Income from discontinued operations included $7.4 million, after-tax, of income related to the expiration of product warranty liabilities associated with a previously sold manufacturing operation and $2.3 million primarily related to tax matters associated with previously sold operations.
    Viad Corp also announced its intent, pursuant to a recent authorization by its board of directors, to repurchase an additional one million shares of common stock of the corporation from time to time at prevailing market prices. This repurchase is in addition to one million shares repurchased during the first half of 2006 and an existing authorization to repurchase common stock for the purpose of replacing common stock issued upon exercise of stock options and in connection with other stock compensation plans.

    Second Quarter 2006 Financial Highlights

    Highlights of the 2006 second quarter and year-to-date results, compared to the 2005 second quarter and year-to-date results, are presented below.



                                       Q2 2006     Q2 2005    Change
                                     ----------- ----------- ---------
                                          ($ in millions)
Revenue                                  $237.4      $227.0       4.6%
Segment operating income                  $25.8       $22.3      15.7%
Operating margins (Note A)                 10.9%        9.8%   110 bps
Income from continuing operations         $18.6       $11.1      67.6%
Net income (Note C)                       $28.3       $11.1        (a)
Adjusted EBITDA (Note B)                  $30.2       $25.5      18.4%
Net cash provided by (used in)
 operating activities                     $28.0       $(1.1)       (a)
Free cash flow (outflow) (Note B)         $22.8       $(9.1)       (a)




                                         YTD 2006   YTD 2005   Change
                                        ---------- ---------- --------
                                            ($ in millions)
Revenue                                    $471.2     $476.5     -1.1%
Segment operating income                    $43.5      $45.1     -3.4%
Operating margins (Note A)                    9.2%       9.5%  -30 bps
Income before impairment recoveries
 (Note B)                                   $31.8      $23.5     35.4%
Income from continuing operations           $32.3      $23.5     37.6%
Net income (Note C)                         $41.9      $23.3     79.4%
Adjusted EBITDA (Note B)                    $56.3      $52.6      6.9%
Net cash provided by operating
 activities                                 $33.7       $9.6       (a)
Free cash flow (outflow) (Note B)           $21.6      $(2.8)      (a)

(a) Change is greater than +/- 100 percent.

(A) For operating margins, the change from the prior year period is presented in basis points.

(B) Income before impairment losses/recoveries is defined by Viad as income from continuing operations before the after-tax effects of impairment losses/recoveries. Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, impairment losses/recoveries, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Income before impairment losses/recoveries, Adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies.
    These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of income from continuing operations to income before impairment losses/recoveries, of net income to Adjusted EBITDA, and of net cash provided by operating activities to free cash flow.

(C) Net income in the 2006 second quarter and year-to-date includes after-tax income from discontinued operations of $7.4 million relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation. Net income also includes the following results of discontinued operations primarily relating to tax matters associated with previously sold operations: income of $2.3 million in the 2006 second quarter; income of $59,000 in the 2005 second quarter; income of $2.2 million in 2006 year-to-date; and a loss of $168,000 in 2005 year-to-date. Net income also includes after-tax impairment recoveries of $508,000 in the 2006 first quarter and year-to-date relating to insurance proceeds received for assets damaged as a result of Hurricane Katrina.


    At the end of the second quarter 2006:

    --  Cash and cash equivalents were $160.8 million.

    --  Debt totaled $15.6 million, with a debt-to-capital ratio of
        3.5 percent.

    Also relating to the second quarter 2006:

    -- Viad repurchased 585,600 shares of common stock at an aggregate cost of $18.5 million.

    -- Viad recorded favorable tax settlements of $3.2 million included in income from continuing operations.

    -- In June 2006, Viad amended and restated its $150 million revolving credit agreement at lower borrowing spreads and fees than the previous agreement. The facility is for a term of five years and may be increased up to an additional $75 million under certain circumstances.

    GES Exposition Services (GES)

    For the second quarter of 2006, GES' revenue was $169.3 million, up $18.9 million or 12.6 percent from $150.4 million in the second quarter of 2005. Second quarter segment operating income was $18.4 million, up $2.2 million or 13.7 percent from $16.1 million in 2005. The improved results were due primarily to very strong same-show growth and growth in exhibitor discretionary revenue driven by the Products and Services group.
    Dykstra said, "GES continues to produce great results in 2006. Through GES' focus on being a value-added provider of products and services to both show organizers and exhibitors, as well as continued growth in the overall industry, GES was able to realize base same-show growth of 11.4 percent in the second quarter. This was the second straight quarter of same-show growth in excess of 10 percent."

    Exhibitgroup/Giltspur (Exhibitgroup)

    Exhibitgroup's second quarter revenue was $46.9 million, down $11.6 million or 19.9 percent from $58.5 million in the second quarter of 2005. Segment operating income was $2.7 million, up $692,000 or
34.9 percent from $2.0 million in the 2005 second quarter. The revenue decline was due primarily to the rotation of a major European air show, which occurred in the 2005 second quarter and occurs in the third quarter in 2006. The improved segment operating income reflects continued reduction of fixed and other costs, including legal fees, and an improvement in gross margin.
    Dykstra said, "Exhibitgroup's revenue was in line with our prior guidance, while operating income was better than guidance. In response to lower year-to-date revenues at Exhibitgroup along with poor visibility over future revenues, the Exhibitgroup team is taking additional measures to reduce controllable costs while they continue to aggressively pursue profitable revenue opportunities."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2006 second quarter was $21.2 million, up $3.1 million or 17.0 percent from $18.1 million in the second quarter of 2005. Second quarter segment operating income was $4.8 million, up $609,000 or 14.6 percent from $4.2 million in the 2005 second quarter.
    Dykstra said, "The Travel and Recreation Services segment got off to a good start for its peak season. As compared to 2005, Brewster saw growth in passenger volume at its gondola and an increase in occupancy at its Mount Royal Hotel. Glacier Park, Inc. realized an increase in the number of rooms occupied over the 2005 second quarter."

    2006 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release.

    Full Year 2006

    Viad's guidance for 2006 full year income before impairment recoveries (which excludes income from discontinued operations) has been increased by $0.26 per share to $1.96 to $2.07 per share. The increase reflects Viad's stronger than expected second quarter performance, including favorable tax settlements of $0.15 per share, as well as the full year effect of Viad's second quarter share repurchases of $0.03 per share. Partially offsetting these increases is a decreased outlook for Exhibitgroup due to reduced revenue expectations. The revised guidance compares to prior guidance of $1.70 to $1.81 per share and 2005 income before impairment losses of $1.66 per share (which included $0.21 per share of favorable tax settlements). The guidance range for 2006 assumes an effective tax rate of 39 percent for the remainder of the year and does not include the effect of any future share repurchases.
    Revenue is expected to increase by a mid-single digit rate from the 2005 amount of $826.3 million. Segment operating income is expected to increase by a mid to high-single digit rate from $64.2 million in 2005 due to improved results at all of Viad's operating companies.
    Show rotation is not expected to have a meaningful impact on full year 2006 revenues but is expected to positively impact Viad's third quarter revenues by about $35 million due to positive rotation at both GES and Exhibitgroup. Fourth quarter show rotation is expected to be relatively neutral.

    Third Quarter 2006

    For the third quarter, Viad's income per diluted share is expected to be in the range of $0.55 to $0.64. This compares to income before impairment losses of $0.44 per share in the 2005 third quarter. Revenue is expected to increase at a mid-teens to low-double digit rate from the 2005 amount of $191.1 million. Segment operating income is expected to be in the range of $22.5 million to $26.0 million, as compared to $16.4 million in the 2005 third quarter.
    Implicit within this guidance, are the following segment revenue and operating income expectations.



                                                        Segment
                                    Segment        Operating Income
                                    Revenue              (Loss)
                               ------------------ --------------------
                                low-end  high-end  low-end    high-end
                                           ($ in millions)

 GES                             $140  to   $150     $7.0  to    $9.0
 Exhibitgroup                     $33  to    $39    $(4.5) to   $(3.0)
 Travel & Recreation              $43  to    $48    $19.5  to   $20.5


    Dykstra said, "GES is realizing great results from its initiatives to drive profitable revenue growth and productivity improvements. We continue to be very encouraged by the strong same-show growth at GES. At Exhibitgroup, we continue to expect growth in operating income over 2005 due to reduced fixed and other costs, including legal fees. However, we are now a bit more cautious in our revenue outlook. Although first quarter revenue was negatively impacted by the rotation out of a major tradeshow and the loss of two significant clients, we believed that we could replace this revenue with new wins and other increases in client spending during 2006. To date, we have not seen new revenue materialize to the extent we had initially expected and we believe it is likely that full year revenues at Exhibitgroup will decline as compared to 2005. The Exhibitgroup team is working hard to drive more costs out of the business to maximize operating profits while they aggressively pursue profitable revenue opportunities."
    Dykstra concluded, "Overall, the first half of 2006 has been successful for Viad and we are on track to deliver growth in revenue, profits and free cash flow during 2006. Be assured that all of our companies remain focused on profitable growth by providing quality products and services to our customers at a good value, while continuing to control our costs to maximize margins. We are committed to winning for all of our stakeholders."

    Conference Call and Webcast

    Viad Corp will hold a conference call with investors and analysts for a review of second quarter 2006 results on Friday, July 28, 2006 at 9 a.m. (ET). To join the live conference call, dial (800) 474-8920, passcode 6800431, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (888) 203-1112, passcode 6800431, or visit the Viad Web site and link to a replay of the webcast.
    Viad is an S&P SmallCap 600 company. Major operating companies include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.



                      VIAD CORP AND SUBSIDIARIES
                    TABLE ONE - QUARTERLY RESULTS
                             (UNAUDITED)


                      Three months ended         Six months ended
                           June 30,                  June 30,
                   ------------------------- -------------------------
(000 omitted,
 except per share
 data)               2006      2005      %     2006      2005      %
                   --------- --------- ----- --------- --------- -----


Revenues (Note A)  $237,409  $227,031   4.6% $471,179  $476,543  -1.1%
                   ========= ========= ===== ========= ========= =====


Segment operating
 income (Note A)    $25,799   $22,289  15.7%  $43,509   $45,056  -3.4%
Corporate
 activities and
 minority interests  (3,312)   (3,147) -5.2%   (5,052)   (5,766) 12.4%
Gain on sale of
 corporate assets
 (Note B)                 -         -    (a)    3,468         -    (a)
Restructuring
 recoveries
 (Note C)               552        73    (a)      570       363  57.0%
Impairment
 recoveries
 (Note D)                 -         -    (a)      843         -    (a)
Net interest
 income (Note E)      1,521       262    (a)    2,958       412    (a)
                   --------- --------- ----- --------- --------- -----
Income before
 income taxes        24,560    19,477  26.1%   46,296    40,065  15.6%
Income tax expense   (5,977)   (8,391) 28.8%  (13,956)  (16,554) 15.7%
                   --------- --------- ----- --------- --------- -----
Income from
 continuing
 operations          18,583    11,086  67.6%   32,340    23,511  37.6%
Income (loss) from
 discontinued
 operations
 (Note F)             9,679        59    (a)    9,530      (168)   (a)
                   --------- --------- ----- --------- --------- -----
Net income          $28,262   $11,145    (a)  $41,870   $23,343  79.4%
                   ========= ========= ===== ========= ========= =====

Diluted income per
 common share:
   Income from
    continuing
    operations        $0.86     $0.50  72.0%    $1.47     $1.06  38.7%
   Income (loss)
    from
    discontinued
    operations         0.44         -    (a)    $0.44     (0.01)   (a)
                   --------- --------- ----- --------- --------- -----
   Net income per
    share             $1.30     $0.50    (a)    $1.91     $1.05  81.9%
                   ========= ========= ===== ========= ========= =====

Basic income per
 common share:
   Income from
    continuing
    operations        $0.87     $0.51  70.6%    $1.50     $1.07  40.2%
   Income (loss)
    from
    discontinued
    operations         0.45         -    (a)     0.44     (0.01)   (a)
                   --------- --------- ----- --------- --------- -----
   Net income per
    share             $1.32     $0.51    (a)    $1.94     $1.06  83.0%
                   ========= ========= ===== ========= ========= =====

Common shares
 treated as
 outstanding for
 net income per
 share calculations:

     Average
      outstanding
      shares         21,436    22,033  -2.7%   21,624    21,975  -1.6%
                   ========= ========= ===== ========= ========= =====

     Average
      outstanding
      and
      potentially
      dilutive
      shares         21,718    22,191  -2.1%   21,964    22,142  -0.8%
                   ========= ========= ===== ========= ========= =====

(a) Change is greater than +/- 100 percent.




                      VIAD CORP AND SUBSIDIARIES
                TABLE ONE - NOTES TO QUARTERLY RESULTS
                             (UNAUDITED)

(A) Reportable Segments
                                       Three months ended June 30,
                                     ---------------------------------
   (000 omitted)                        2006        2005         %
                                     ----------- ----------- ---------

   Revenues:
    GES Exposition Services            $169,336    $150,420      12.6%
    Exhibitgroup/Giltspur                46,898      58,517     -19.9%
    Travel and Recreation Services       21,175      18,094      17.0%
                                     ----------- ----------- ---------
                                       $237,409    $227,031       4.6%
                                     =========== =========== =========

   Segment operating income:
    GES Exposition Services             $18,353     $16,144      13.7%
    Exhibitgroup/Giltspur                 2,677       1,985      34.9%
    Travel and Recreation Services        4,769       4,160      14.6%
                                     ----------- ----------- ---------
                                        $25,799     $22,289      15.7%
                                     =========== =========== =========

                      VIAD CORP AND SUBSIDIARIES
                TABLE ONE - NOTES TO QUARTERLY RESULTS
                             (UNAUDITED)

(A) Reportable Segments
                                         Six months ended June 30,
                                     ---------------------------------
   (000 omitted)                        2006        2005         %
                                     ----------- ----------- ---------

   Revenues:
    GES Exposition Services            $363,463    $348,770       4.2%
    Exhibitgroup/Giltspur                81,622     104,949     -22.2%
    Travel and Recreation Services       26,094      22,824      14.3%
                                     ----------- ----------- ---------
                                       $471,179    $476,543      -1.1%
                                     =========== =========== =========

   Segment operating income:
    GES Exposition Services             $40,773     $42,896      -4.9%
    Exhibitgroup/Giltspur                  (350)        157        (a)
    Travel and Recreation Services        3,086       2,003      54.1%
                                     ----------- ----------- ---------
                                        $43,509     $45,056      -3.4%
                                     =========== =========== =========

(a) Change is greater than +/- 100 percent.

(B) Gain on Sale of Corporate Assets -- In the first quarter of 2006, Viad sold its remaining interest in its corporate aircraft along with related equipment for $10.0 million, resulting in a gain of $1.7 million ($1.1 million after-tax). Also in the first quarter of 2006, Viad sold certain undeveloped land in Phoenix, Arizona for $2.9 million, resulting in a gain of $1.7 million ($1.1 million after-tax).

(C) Restructuring Recoveries -- In the first and second quarters of 2006, $18,000 ($11,000 after-tax) and $552,000 ($333,000 after-
     tax), respectively, of the reserves were reversed. Additionally, in the first and second quarters of 2005, $290,000 ($175,000 after-tax) and $73,000 ($44,000 after-tax), respectively, were also reversed.

(D) Impairment Recoveries -- In the third quarter of 2005, GES' operations in New Orleans were severely impacted by Hurricane Katrina and the related events that occurred. At that time, management made an estimate of the damage to GES' New Orleans property and recorded an asset impairment loss related to the net book value of fixed assets and inventory of $843,000 ($508,000 after-tax). In the first quarter of 2006, Viad recorded insurance recoveries of $843,000 ($508,000 after-tax) related to claims associated with Hurricane Katrina. The final resolution of these claims remains pending with Viad's insurance carriers, and the amounts of additional recoveries, if any, remain uncertain.

(E) Net Interest Income -- Net interest income in the first and second quarters of 2006, included interest recoveries of $441,000 and $217,000, respectively, associated with income tax refunds.

(F) Income (Loss) from Discontinued Operations -- In the second quarter of 2006, Viad recorded income from discontinued operations of $7.4 million (after-tax) relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation. In the second quarter of 2006 and 2005, Viad recorded income from discontinued operations of $2.3 million and $59,000, respectively, primarily relating to tax matters from previously sold operations. In the first quarter of 2006 and 2005, Viad recorded losses from discontinued operations of $149,000 and $227,000, respectively, also related to tax matters associated with previously sold operations.




                      VIAD CORP AND SUBSIDIARIES
           TABLE TWO - INCOME BEFORE IMPAIRMENT RECOVERIES,
                  ADJUSTED EBITDA AND FREE CASH FLOW
                             (UNAUDITED)


                         Three months ended       Six months ended
                              June 30,                June 30,
                       ----------------------- -----------------------
(000 omitted)           2006     2005      %    2006     2005      %
                       -------- -------- ----- -------- -------- -----

Income before
 impairment recoveries:
   Income from
    continuing
    operations         $18,583  $11,086  67.6% $32,340  $23,511  37.6%
   Impairment
    recoveries, net of
    tax                      -        -    (a)    (508)       -    (a)
                       -------- -------- ----- -------- -------- -----
   Income before
    impairment
    recoveries         $18,583  $11,086  67.6% $31,832  $23,511  35.4%
                       ======== ======== ===== ======== ======== =====

                         Three months ended       Six months ended
                              June 30,                June 30,
                       ----------------------- -----------------------
(per diluted share)     2006     2005      %    2006     2005      %
                       -------- -------- ----- -------- -------- -----

Income before
 impairment recoveries:
   Income from
    continuing
    operations           $0.86    $0.50  72.0%   $1.47    $1.06  38.7%
   Impairment
    recoveries, net of
    tax                      -        -    (a)   (0.02)       -    (a)
                       -------- -------- ----- -------- -------- -----
   Income before
    impairment
    recoveries           $0.86    $0.50  72.0%   $1.45    $1.06  36.8%
                       ======== ======== ===== ======== ======== =====

                         Three months ended       Six months ended
                              June 30,                June 30,
                       ----------------------- -----------------------
(000 omitted)           2006     2005      %    2006     2005      %
                       -------- -------- ----- -------- -------- -----

Adjusted EBITDA:
   Net income          $28,262  $11,145    (a) $41,870  $23,343  79.4%
   Loss (income) from
    discontinued
    operations          (9,679)     (59)   (a)  (9,530)     168    (a)
                       -------- -------- ----- -------- -------- -----
   Income from
    continuing
    operations          18,583   11,086  67.6%  32,340   23,511  37.6%
   Impairment
    recoveries               -        -    (a)    (843)       -    (a)
   Interest expense        409      602  32.1%     775    1,159  33.1%
   Income tax expense    5,977    8,391  28.8%  13,956   16,554  15.7%
   Depreciation and
    amortization         5,202    5,409   3.8%  10,025   11,403  12.1%
                       -------- -------- ----- -------- -------- -----
   Adjusted EBITDA     $30,171  $25,488  18.4% $56,253  $52,627   6.9%
                       ======== ======== ===== ======== ======== =====

                         Three months ended       Six months ended
                              June 30,                June 30,
                       ----------------------- -----------------------
(000 omitted)           2006     2005      %    2006     2005      %
                       -------- -------- ----- -------- -------- -----

Free Cash Flow:
   Net cash provided by
    (used in) operating
    activities         $27,956  $(1,060)   (a) $33,741   $9,640    (a)
   Less:
     Capital
      expenditures      (4,306)  (7,172) 40.0% (10,376) (10,646)  2.5%
     Dividends paid       (861)    (882)  2.4%  (1,742)  (1,763)  1.2%
                       -------- -------- ----- -------- -------- -----
     Free cash flow
      (outflow)        $22,789  $(9,114)   (a) $21,623  $(2,769)   (a)
                       ======== ======== ===== ======== ======== =====

(a) Change is greater than +/- 100 percent.




    CONTACT: Viad Corp, Phoenix
             Carrie Long, 602-207-2681 (Investor Relations) clong@viad.com